UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2020

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended June 30, 2020

On July 13, 2020, KKR Real Estate Finance Trust Inc. (the “Company”) announced preliminary, unaudited results for the three months ended June 30, 2020 based on currently available information. These preliminary results are being announced in connection with a potential debt financing facility.

For the three months ended June 30, 2020, the Company estimates its net income attributable to common stockholders to be in the range of $0.50 to $0.52 per basic and diluted share of common stock, inclusive of an estimated $0.02 benefit per basic and diluted share of common stock from a decrease in the Company’s unrealized Current Expected Credit Losses (“CECL”) provision. For the three months ended June 30, 2020, the Company estimates Core Earnings to be in the range of $0.43 to $0.45 per basic and diluted share of common stock, inclusive of a $4.7 million, or $0.08 per basic and diluted share of common stock, write-off on the Company’s $5.5 million mezzanine loan (the “Write-Off”). Core Earnings is a measure that is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of the Company’s current loan activity and operations. See below for an important additional discussion regarding Core Earnings including a reconciliation of estimated net income attributable to common stockholders to estimated Core Earnings.

During the three months ended June 30, 2020, the Company declared a dividend of $0.43 per share of common stock and special voting preferred stock, to be paid on July 15, 2020.

The Company estimates its book value to be in the range of $1,029.4 million to $1,030.2 million, or $18.55 to $18.57 per share as of June 30, 2020, inclusive of an estimated CECL credit loss allowance of $64.3 million or $1.16 per common share and the Write-Off. Book value and book value per common share as of March 31, 2020 were $1,030.2 million and $18.45, respectively.

As of June 30, 2020, the Company had $431.1 million of liquidity, including $127.3 million of cash on its consolidated balance sheet, $285.0 million of remaining undrawn capacity on its corporate revolver and $18.8 million of undrawn commitments on secured financing facilities based on existing pledged collateral.

As of June 30, 2020, 73% of the Company’s secured financing was non-mark-to-market, and the remaining balance was not subject to capital markets mark-to-market provisions. During the three months ended June 30, 2020, the Company net borrowed $67.7 million on its secured financing facilities and repaid $285.0 million on its corporate revolver. The Company also extended the maturity on its master repurchase agreement with Goldman Sachs to October 2021.

During the three months ended June 30, 2020, the Company funded $77.8 million for loans closed prior to the second quarter and received repayments of $54.4 million, resulting in a fully funded portfolio of $5.3 billion as of June 30, 2020. The Company estimates its debt-to-equity ratio1 as of June 30, 2020 to be 2.1x, substantially consistent with its March 31, 2020 debt-to-equity ratio of 2.2x. The Company estimates its total leverage ratio2 inclusive of all non-recourse financing, as of June 30, 2020 to be 4.0x, consistent with March 31, 2020.

During the three months ended June 30, 2020 and the month ending July 31, 2020, the Company collected 99.8% and 99.8% of interest payments due on its loan portfolio, respectively. As of June 30, 2020, the average risk rating of the Company's portfolio was 3.1 (Average Risk), weighted by total loan exposure, as compared to 3.0 (Average Risk) as of March 31, 2020. As of June 30, 2020, 84% of the Company’s loans, based on total loan exposure, was risk-rated 3 or lower, compared to 86% as of March 31, 2020. As of June 30, 2020, the average loan size in the Company’s loan portfolio was $134.0 million and multifamily and office

[1]	Represents (i) total outstanding debt agreements (excluding non-recourse term loan facility) and convertible notes, less cash to (ii) total permanent equity, in each case, at period end.

[2]
Represents (i) total outstanding debt agreements, convertible notes, loan participations sold (excluding vertical loan syndications), non-consolidated senior interests and collateralized loan obligation, less cash to (ii) total stockholders’ equity, in each case, at period end.

loans comprised 81% of the Company’s loan portfolio, while hospitality and retail loans comprised 8% of the portfolio. As of June 30, 2020, 98% of the Company’s loan portfolio was subject to a LIBOR floor of at least 0.95%.

During the three months ended June 30, 2020, the Company repurchased 389,086 shares of its common stock for $5.8 million at an average per share price of $14.92. Year-to-date as of June 30, 2020, the Company repurchased 2,037,637 shares of its common stock at an average per share price of $12.27 for a total of $25.0 million.

The preliminary estimates set forth herein are subject to completion, including the completion of customary financial statement closing and review procedures for the three months ended June 30, 2020. As a result, the preliminary estimates set forth herein reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the three months ended June 30, 2020, which we expect to release on or about August 3, 2020. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial condition or operating results as of and for the three months ended June 30, 2020. These preliminary estimates should not be viewed as a substitute for complete interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Deloitte & Touche LLP does not express an opinion or provide any form of assurance with respect thereto.

Non-GAAP Financial Measures

Reconciliation of Expected Core Earnings to Expected Net Income Attributable to Common Stockholders

The table below reconciles an estimated range of Core Earnings per diluted weighted average share amounts to the estimated range of net income attributable to common stockholders per diluted share amounts, for the three months ended June 30, 2020.

Three Months Ended June 30, 2020
Estimated Net Income Attributable to Common Stockholders	$0.50 to $0.52
Adjustments
Non-cash equity compensation expense	0.02
Unrealized (gains) or losses	0.02
Provision for credit losses, net[1]	(0.02)
Mezzanine loan write-off	(0.08)
Estimated Core Earnings per Diluted Weighted Average Share	$0.43 to $0.45

[1]	Represents benefit from change in allowance for credit losses of the Company’s commercial mortgage loans from March 31, 2020 to June 30, 2020.

The Company uses Core Earnings to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of its current loan activity and operations. Core Earnings is a measure that is not prepared in accordance with GAAP. The Company defines Core Earnings for reporting purposes as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company’s manager and board of directors and after approval by a majority of the independent directors. The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

The Company believes that providing Core Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company’s business. Although pursuant to the Management Agreement with its manager, the Company calculates the incentive compensation and base management fees due to its Manager using Core Earnings before incentive compensation, beginning with the first quarter of 2020, the Company revised its definition of Core Earnings for reporting purposes to be net of incentive compensation, since the Company believes this is a more meaningful presentation of the economic performance of its common stock.

Core Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Core Earnings may not be comparable to similar measures presented by other REITs.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The forward-looking statements speak only as of the date of this Report or as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statements except as required by law. Information about factors affecting the Company and the forward-looking statements is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

	By:	/s/ Vincent J. Napolitano
		Name:	Vincent J. Napolitano
		Title:	Secretary

Date: July 13, 2020